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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-00000) and related Prospectus of Connetics Corporation for the registration of 3,299,942 shares of its common stock and to the incorporation by reference therein of our report dated January 15, 1998, with respect to the financial statements of Connetics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




Palo Alto, California                               /s/  ERNST & YOUNG LLP
June 12, 1998